Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of GMO Trust of our reports dated April 27, 2022, relating to the financial statements and financial highlights of GMO Alternative Allocation Fund, GMO Asset Allocation Bond Fund, GMO Benchmark-Free Allocation Fund, GMO Benchmark-Free Fund, GMO Climate Change Fund, GMO Emerging Country Debt Fund, GMO Emerging Domestic Opportunities Fund, GMO Emerging Markets Fund, GMO Emerging Markets ex-China Fund, GMO Global Asset Allocation Fund, GMO Global Developed Equity Allocation Fund, GMO Global Equity Allocation Fund, GMO High Yield Fund, GMO Implementation Fund, GMO International Developed Equity Allocation Fund, GMO International Equity Allocation Fund, GMO International Equity Fund, GMO Multi-Sector Fixed Income Fund, GMO Opportunistic Income Fund, GMO Quality Cyclicals Fund (Formerly GMO Cyclical Focus Fund), GMO Quality Fund, GMO Resources Fund, GMO SGM Major Markets Fund, GMO Strategic Opportunities Allocation Fund, GMO Tax-Managed International Equities Fund, GMO U.S. Equity Fund, GMO U.S. Small Cap Value Fund, GMO U.S. Treasury Fund, and GMO-Usonian Japan Value Creation Fund which appear in the Annual Reports on Form N-CSR for the year ended February 28, 2022. We also consent to the references to us under the headings "Financial Highlights" and "Investment Advisory and Other Services—Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts

June 30, 2022

PricewaterhouseCoopers LLP, 101 Seaport Blvd, Boston, MA 02210

T: (617) 530-5000, www.pwc.com/us